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                                                                    EXHIBIT 5.01

                                 June 20, 1997



Rational Software Corporation
2800 San Tomas Expressway
Santa Clara, CA 95051

        Re:    Registration Statement on Form S-4
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Gentlemen:

     We have examined the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission on or about June 20, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 42,500,000 shares of your Common Stock (the "Shares"), all of which are either authorized but heretofore unissued or will be duly authorized upon approval by your stockholders of Proposal No. 2 in the Registration Statement. The Shares are to be exchanged for outstanding shares of Pure Atria Corporation Common Stock as described in the Registration Statement and pursuant to the Agreement and Plan of Reorganization by and among Rational Software Corporation, Wings Merger Corporation and Pure Atria Corporation (the "Agreement") filed as an exhibit thereto. As your counsel, we have examined the proceedings taken and proposed to be taken in connection with said issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus/Joint Proxy Statement constituting a part thereof, and any amendment thereto.

                                  Very truly yours,


                                  /s/ Wilson Sonsini Goodrich & Rosati
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                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation